Exhibit 5.1

August 7, 2012

The Board of Directors

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

The Walt Disney Company Registration Statement

on Form S-8 (the “Registration Statement”)

Ladies and Gentlemen:

As Associate General Counsel and Assistant Secretary of The Walt Disney Company, a Delaware corporation (the “Company”), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of 15,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), issuable by the Company pursuant to the Amended and Restated 2011 Stock Incentive Plan of the Company (the “Plan”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In connection with this opinion, and in my capacity as an attorney admitted to practice in the District of Columbia and, as registered in-house counsel, in the State of California, I have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof, the Company’s bylaws as in effect on the date hereof, the Plan and certain corporate proceedings of the Company as reflected in the minutes of meetings of the Board of Directors of the Company. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals or certified copies of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, I am of the opinion that, under the laws of the State of Delaware, the issuance and sale of the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Roger J. Patterson
Roger J. Patterson Registered In-House Counsel in California